Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hudson Global, Inc. 401(k) Savings Plan

Old Greenwich, Connecticut

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-104210 and 333-161170) of Hudson Global, Inc. of our report dated June 23, 2023, relating to the financial statements and supplemental schedules of the Hudson Global, Inc. 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2022.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
June 23, 2023